HEI Exhibit 99
NEWS RELEASE
August 6, 2020

Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com

HEI REPORTS SECOND QUARTER 2020 RESULTS

2Q 2020 Diluted Earnings Per Share (EPS)1 of $0.45
Supporting Our Customers and Community
Effective Cost Control Efforts at Utility and Bank
Solid Liquidity and Financial Strength Enterprise-wide

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the second quarter of 2020 of $48.9 million and EPS of $0.45 compared to $42.5 million and EPS of $0.39 for the second quarter of 2019.
“I am very proud of the performance of our companies and our employees in the unprecedented COVID-19 period,” said Connie Lau, HEI president and CEO. While all of us continue to face uncertainties regarding the trajectory of the virus and its implications for the pace of economic recovery, what is clear is the strength and resilience of our businesses, the dedication of our employees, and our commitment to supporting our customers and community.
“We continue to maintain a strong financial position across the enterprise. Our utility’s stabilizing regulatory mechanisms, our bank’s conservative approach to risk, and our strong enterprise-wide liquidity have created a solid foundation, enabling us to continue delivering good consolidated results and supporting our customers and community through these challenging times.
“Our utility is advancing important cost reductions to help manage affordability for our customers. As we tighten our belts, we remain focused on collaborating with stakeholders to progress our renewable energy transition, supporting Hawaii’s economic recovery and clean energy goals.
“Our bank’s results reflect the impact of the crisis in the compression of lending margins and higher provision for potential credit losses. The bank was able to offset some of these pressures through
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1   Unless otherwise indicated, throughout this release earnings per share (EPS) refers to diluted earnings per share.

strong mortgage production, good cost control and a gain on sale of securities, while continued deposit growth reinforced its liquidity position and low cost funding base. As the uncertain environment unfolds, the bank will continue to work closely with customers to manage our risk and serve as a source of stability,” said Lau.

HAWAIIAN ELECTRIC COMPANY EARNINGS
        Hawaiian Electric Company’s (Hawaiian Electric) net income for the second quarter of 2020 was $42.3 million, compared to $32.6 million in the second quarter of 2019, primarily driven by the following after-tax items:
•$7 million lower operations and maintenance (O&M) expenses compared to the second quarter of 2019, primarily due to fewer generating unit overhauls, less generating station maintenance work associated with overhauls, the reclassification in the second quarter of COVID-19 related bad debt expense from the first quarter of 2020 to a regulatory asset as a result of Public Utilities Commission approval to defer these expenses (increasing quarterly earnings by $1.6 million), and lower labor cost due to lower staffing levels and reduced overtime (increasing earnings by $1 million). The lower generation overhauls and station maintenance work represented approximately $4 million of the $7 million total O&M variance, and are largely timing-related as some overhauls and station maintenance work will be performed later in 2020 or in 2021;
•$5 million revenue increase from $4 million higher rate adjustment mechanism (RAM) revenues (including $2 million from Hawaiian Electric (Oahu), and $1 million each from Maui Electric (Maui County) and Hawaii Electric Light (Hawaii Island)) and $1 million for recovery of the West Loch PV project and Grid Modernization projects under the major project interim recovery (MPIR) mechanism;
•$1 million higher net income due to an unfavorable adjustment made in 2019 related to 2018 reliability performance incentives; and
•$1 million lower interest expense due to debt refinancings at lower rates.
These items were partially offset by the following after-tax items:
•$1 million lower allowance for funds used during construction as there were fewer long duration projects in construction work in progress;
•$1 million higher cost savings from enterprise resource planning system implementation to be returned to customers; and

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Note:  Amounts indicated as after-tax in this earnings release are based upon adjusting items using the current year composite statutory tax rates of 25.75% for the utilities and 26.79% for the bank.

•$1 million higher depreciation expense due to increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency.

AMERICAN SAVINGS BANK EARNINGS
American Savings Bank’s (American) second quarter 2020 net income was $14.0 million compared to $15.8 million in the first, or linked quarter of 2020, and $17.0 million in the second quarter of 2019. The decrease in net income compared to the linked and prior year quarters reflects lower asset yields within the loan and investment portfolios as a result of the lower interest rate environment, a higher provision for credit losses due to $7 million in additional credit loss reserves related to COVID-19 and $4 million in provisioning for unfunded commitments. This was partially offset by higher noninterest income due to a $7.1 million gain related to the sale of 34,680 Visa Class B restricted shares and a $2.2 million gain on the sale of investment securities as the bank sold some legacy positions to reduce credit risk and yield volatility in its investment portfolio.
Total loans were $5.5 billion as of June 30, 2020, up 6.45%2 from December 31, 2019, driven mainly by the addition of $370 million in Paycheck Protection Program (PPP) loans, as well as increases in the commercial real estate and commercial and industrial portfolios, offset by reductions in the retail portfolio.
Total deposits were $7.0 billion as of June 30, 2020, an increase of 12.1%3 from December 31, 2019. The average cost of funds was 0.18% for the quarter, down six basis points versus the linked quarter and down twelve basis points versus the prior year quarter.
Overall, American’s return on average equity4 for the second quarter of 2020 was 8.00%, compared to 9.15% in the linked quarter and 10.46% in the second quarter of 2019. Return on average assets was 0.72% for the second quarter of 2020, compared to 0.87% in the linked quarter and 0.96% in the same quarter last year.
In the second quarter of 2020, American retained capital and did not pay a dividend to HEI to support its commitment to PPP lending to the community while maintaining healthy capital levels. American had a leverage ratio of 8.4% at June 30, 2020.
Please refer to American’s news release issued on July 30, 2020 for additional information on American.

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2 Annualized from December 31, 2019, total loans as of June 30, 2020 increased 12.9%.
3 Annualized from December 31, 2019, total deposits as of June 30, 2020 increased 24.2%.
4  Bank return on average equity calculated using annualized second quarter 2020 bank net income and weighted average daily common equity.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $7.5 million for the second quarter of 2020 compared to $7.1 million in the prior year quarter. The greater net loss was primarily due to an increase and acceleration of charitable contributions to support our community during the COVID-19 pandemic.

BOARD MAINTAINS QUARTERLY DIVIDEND
        On August 5, 2020, HEI announced that the Board of Directors maintained HEI’s quarterly cash dividend of $0.33 per share payable on September 10, 2020, to shareholders of record at the close of business on August 21, 2020 (ex-dividend date is August 20, 2020). This quarterly dividend is equivalent to an annual rate of $1.32 per share. Dividends have been paid on an uninterrupted basis since 1901. At the indicated annual dividend rate and based on the closing price per share on August 5, 2020 of $34.93, HEI’s dividend yield is 3.8%.

HEI EARNINGS RELEASE, HEI WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2020 GUIDANCE
HEI will conduct a webcast and conference call to review its consolidated results and 2020 earnings guidance and outlook at 10:15 a.m. Hawaii time (4:15 p.m. Eastern time) on Thursday, August 6, 2020.
 Interested parties within the United States may listen to the conference by calling (844) 834-0652 and international parties may listen to the conference by calling (412) 317-5198. Parties may also access any presentation materials for the conference call and/or listen to the conference call by accessing the webcast on HEI’s website at www.hei.com under the “Investor Relations” section, sub-heading “News and Events – Events and Presentations.”
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website at www.hei.com in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings.

An on-line replay of the August 6, 2020 webcast will be available on HEI’s website beginning about two hours after the event. Audio replays of the conference call will also be available approximately two hours after the event through August 20, 2020 by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 10146073.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utility, Hawaiian Electric; provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions; and helps advance Hawaii’s clean energy and sustainability goals through investments by its non-regulated subsidiary, Pacific Current, LLC.

FORWARD-LOOKING STATEMENTS
        This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2019 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the release, report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended June 30		Six months ended June 30
(in thousands, except per share amounts)	2020	2019	2020	2019
Revenues
Electric utility	$534,215	$633,784	$1,131,657	$1,212,279
Bank	74,714	81,687	154,452	164,739
Other	16	14	22	82
Total revenues	608,945	715,485	1,286,131	1,377,100
Expenses
Electric utility	466,414	578,090	1,019,898	1,100,025
Bank	66,221	60,435	126,556	117,365
Other	4,754	4,326	8,419	9,139
Total expenses	537,389	642,851	1,154,873	1,226,529
Operating income (loss)
Electric utility	67,801	55,694	111,759	112,254
Bank	8,493	21,252	27,896	47,374
Other	(4,738)	(4,312)	(8,397)	(9,057)
Total operating income	71,556	72,634	131,258	150,571
Retirement defined benefits expense—other than service costs	(934)	(761)	(1,868)	(1,524)
Interest expense, net—other than on deposit liabilities and other bank borrowings	(22,613)	(23,533)	(44,388)	(46,656)
Allowance for borrowed funds used during construction	752	1,179	1,440	2,257
Allowance for equity funds used during construction	2,194	3,175	4,209	6,085
Gain on sale of investment securities, net	9,275	—	9,275	—
Income before income taxes	60,230	52,694	99,926	110,733
Income taxes	10,870	9,709	16,673	21,587
Net income	49,360	42,985	83,253	89,146
Preferred stock dividends of subsidiaries	473	473	946	946
Net income for common stock	$48,887	$42,512	$82,307	$88,200
Basic earnings per common share	$0.45	$0.39	$0.75	$0.81
Diluted earnings per common share	$0.45	$0.39	$0.75	$0.81
Dividends declared per common share	$0.33	$0.32	$0.66	$0.64
Weighted-average number of common shares outstanding	109,146	108,938	109,098	108,925
Weighted-average shares assuming dilution	109,305	109,255	109,374	109,324
Net income (loss) for common stock by segment
Electric utility	$42,329	$32,574	$66,234	$64,700
Bank	14,014	17,016	29,775	37,855
Other	(7,456)	(7,078)	(13,702)	(14,355)
Net income for common stock	$48,887	$42,512	$82,307	$88,200
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$48,555	$56,211	$100,187	$111,140
Return on average common equity (twelve months ended)			9.4%	9.4%

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended June 30		Six months ended June 30
($ in thousands, except per barrel amounts)	2020	2019	2020	2019
Revenues	$534,215	$633,784	$1,131,657	$1,212,279
Expenses
Fuel oil	112,451	181,620	285,672	342,229
Purchased power	136,838	162,854	276,654	297,299
Other operation and maintenance	110,041	119,260	237,588	237,390
Depreciation	55,696	53,913	111,546	107,860
Taxes, other than income taxes	51,388	60,443	108,438	115,247
Total expenses	466,414	578,090	1,019,898	1,100,025
Operating income	67,801	55,694	111,759	112,254
Allowance for equity funds used during construction	2,194	3,175	4,209	6,085
Retirement defined benefits expense—other than service costs	(382)	(701)	(763)	(1,404)
Interest expense and other charges, net	(17,338)	(18,530)	(33,932)	(36,516)
Allowance for borrowed funds used during construction	752	1,179	1,440	2,257
Income before income taxes	53,027	40,817	82,713	82,676
Income taxes	10,199	7,744	15,481	16,978
Net income	42,828	33,073	67,232	65,698
Preferred stock dividends of subsidiaries	229	229	458	458
Net income attributable to Hawaiian Electric	42,599	32,844	66,774	65,240
Preferred stock dividends of Hawaiian Electric	270	270	540	540
Net income for common stock	$42,329	$32,574	$66,234	$64,700
Comprehensive income attributable to Hawaiian Electric	$42,354	$32,597	$66,285	$64,747
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,444	1,593	2,940	3,016
Hawaii Electric Light	224	253	476	498
Maui Electric	206	273	464	521
	1,874	2,119	3,880	4,035
Average fuel oil cost per barrel	$63.12	$88.38	$72.77	$84.44
Return on average common equity (twelve months ended)[1]			7.9%	7.8%
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Six months ended June 30
($ in thousands)	June 30, 2020	March 31, 2020	June 30, 2019	2020	2019
Interest and dividend income
Interest and fees on loans	$53,541	$55,545	$58,620	$109,086	$116,480
Interest and dividends on investment securities	6,288	9,430	7,535	15,718	18,163
Total interest and dividend income	59,829	64,975	66,155	124,804	134,643
Interest expense
Interest on deposit liabilities	3,071	3,587	4,287	6,658	8,539
Interest on other borrowings	75	313	411	388	939
Total interest expense	3,146	3,900	4,698	7,046	9,478
Net interest income	56,683	61,075	61,457	117,758	125,165
Provision for credit losses	15,133	10,401	7,688	25,534	14,558
Net interest income after provision for credit losses	41,550	50,674	53,769	92,224	110,607
Noninterest income
Fees from other financial services	3,102	4,571	4,798	7,673	9,360
Fee income on deposit liabilities	2,897	5,113	5,004	8,010	10,082
Fee income on other financial products	1,212	1,872	1,830	3,084	3,423
Bank-owned life insurance	1,673	794	2,390	2,467	4,649
Mortgage banking income	6,252	2,000	976	8,252	1,590
Gain on sale of securities, net	9,275	—	—	9,275	—
Other income, net	(251)	413	534	162	992
Total noninterest income	24,160	14,763	15,532	38,923	30,096
Noninterest expense
Compensation and employee benefits	25,079	25,777	25,750	50,856	51,262
Occupancy	5,442	5,267	5,479	10,709	10,149
Data processing	3,849	3,837	3,852	7,686	7,590
Services	2,474	2,809	2,606	5,283	5,032
Equipment	2,290	2,339	2,189	4,629	4,253
Office supplies, printing and postage	1,049	1,341	1,663	2,390	3,023
Marketing	379	802	1,323	1,181	2,313
FDIC insurance	751	102	628	853	1,254
Other expense[1]	7,063	4,194	4,519	11,257	8,373
Total noninterest expense	48,376	46,468	48,009	94,844	93,249
Income before income taxes	17,334	18,969	21,292	36,303	47,454
Income taxes	3,320	3,208	4,276	6,528	9,599
Net income	$14,014	$15,761	$17,016	$29,775	$37,855
Comprehensive income	$13,734	$35,608	$31,291	$49,342	$58,382
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.72	0.87	0.96	0.79	1.07
Return on average equity	8.00	9.15	10.46	8.57	11.76
Return on average tangible common equity	9.07	10.39	11.97	9.72	13.48
Net interest margin	3.21	3.72	3.82	3.46	3.90
Efficiency ratio	59.84	61.27	62.36	60.53	60.06
Net charge-offs to average loans outstanding	0.49	0.44	0.29	0.46	0.34
As of period end
Nonaccrual loans to loans receivable held for investment	0.86	0.90	0.79
Allowance for credit losses to loans outstanding	1.50	1.49	1.17
Tangible common equity to tangible assets	7.9	8.3	8.2
Tier-1 leverage ratio	8.4	8.8	8.7
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$—	$28.0	$15.0	$28.0	$33.0
1 The three- and six-month periods ended June 30, 2020 include approximately $3.7 million and $3.8 million, respectively, of certain significant direct and incremental COVID-19 related costs. These costs, which have been recorded in Other expense, include $2.3 million of compensation expense and $1.1 million of enhanced cleaning and sanitation costs.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.